Exhibit 10.8

GLOBOFORCE LIMITED

EMPLOYEE SHARE OPTION SCHEME

(adopted by the Company on 5th August 2009)

1.	EMPLOYEE SHARE OPTION SCHEME

This Employee Share Option Scheme 2009 (hereinafter called “the Scheme”) was established by the Board on 10th June 2009 and adopted by the Company pursuant to an ordinary resolution of the Company passed at the Annual General Meeting of the Company held on 5th August 2009. This Scheme is in substitution for the pre-existing employee share option scheme of the Company established by the Board on 27th June 2001 pursuant to an ordinary resolution of the Company passed on 27th June 2001 and subsequently amended by Board Resolutions dated 3 October 2003 and 17 November 2005.

The purpose of the Scheme is to provide for the granting of share options to directors and employees of the Company and its Subsidiaries in accordance with the provisions set out below.

2.	DEFINITIONS

(a)	In the Scheme, unless the context otherwise requires:

“Acquiring Company” means a company which obtains Control of the Company in the circumstances referred to in rule 14.

“Acting In Concert” has the same meaning given to that expression in section 1 of the Irish Takeover Panel Act, 1997 in their present form or as amended from time to time.

“Adoption Date” means the date on which the Scheme is adopted by the Board under authority of the Company in general meeting.

“Auditors” means the auditors for the time being of the Company.

“Board” means the board of directors for the time being of the Company or a duly constituted committee of such Board.

“Company” means Globoforce Limited, a company registered in Ireland (registered number 264562).

“Control” has the same meaning given to that word by section 432 of TCA 1997.

“Eligible Employee” means a director of the Company or any employee of any Participating Company or any other person selected by the Board provided that such person is providing services to the Company whether as a consultant or otherwise.

“Group” means the company and any of its subsidiaries.

“Health Reasons” means reasons of ill health or permanent incapacity which, as evidenced to the satisfaction of the Board, compel a Participant to discontinue his employment.

“Option” means an option granted pursuant to the Scheme.

“Option Certificate” means the certificate in respect of an Option in such form as the Board shall determine.

“Option Price” means the price determined by the Board pursuant to Rule 5 hereof payable for shares taken up on exercise of an Option.

“Participant” means a person who is for the time being the holder of an Option or of shares held pursuant to the exercise of an Option or the personal representatives of a person who was the holder of an Option or of shares held pursuant to the exercise of an Option immediately prior to his death.

“Participating Company” means the Company and any Subsidiary that is for the time being nominated by the Board to participate in this Scheme.

“Scheme” means this Employee Share Option Scheme as set out herein or as amended from time to time in accordance with the provisions in that regard herein contained.

“Shares” means the ordinary shares in the capital for the time being of the Company.

“Subsidiary” means any company which is for the time being a subsidiary of the Company within the meaning of Section 155 of the companies Act, 1963.

“Subsisting Option” means an Option which has neither lapsed nor been exercised.

“Vest” means a Participant becoming entitled to exercise his Option and the terms “Vesting”, “Vested” and “Vests” shall be construed accordingly.

(b)	Any reference in these Rules to the singular includes, where the context so admits, a reference to the plural and any reference to any gender includes a reference to the other gender.

(c)	Any reference in these Rules to any regulations, enactments or guidelines includes a reference to such regulations, enactments or guidelines as from time to time modified, extended or re-enacted.

3.	ELIGIBILITY

(a)	The Scheme is available to Eligible Employees of any Participating Company who shall be nominated by the Board. The Board shall have absolute discretion to nominate Eligible Employees as aforesaid.

(b)	No personal shall be entitled as of right to participate in the Scheme and the decision as to who shall have the opportunity of participating and the time and extent of his participation will, subject to the Scheme, be made by the Board in its absolute discretion.

4.	GRANT OF OPTIONS

(a)	The Board may at any time following the Adoption Date offer to grant Options to Eligible Employees to subscribe at the Option Price for Shares and shall specify the Option Price and the maximum number of Shares in respect of which it can be accepted.

(b)	Every such offer shall specify the mode of acceptance with the latest date for acceptance. Unless such offer is duly accepted on or before the date specified, such offer shall be deemed to have lapsed.

(c)	The acceptance of an Option shall only be valid if it is accompanied by the sum of €1 in consideration of the grant of the Option.

(d)	Upon receipt by the Board of such acceptance, the Company shall grant to the Eligible Employee an Option (which shall be personal to the grantee and non-assignable) to subscribe for the appropriate number of Shares at the Option Price relating thereto and shall deliver an Option Certificate to the Eligible Employee.

(e)	The notification of grant of Option, acceptance, Option Certificate shall take the form set out in the Schedule hereto.

5.	OPTION PRICE

The Option Price shall be determined by the Board, but shall not be less than the nominal value of a share.

6.	CONDITIONS AND PERIOD FOR EXERCISE OF OPTION

(a)	No Option shall be exercisable more than seven years after the date upon which it was granted.

(b)	On the grant of an Option, the Board may impose such conditions on Vesting which the Board determines to be appropriate. The Vesting schedule shall be specified in the Option Certificate and shall be subject to Rules 10 to 15.

7.	LIMITATION OF ISSUE

(a)	Subject to Rule 15, the number of Shares for which Options to subscribe may be granted under the Scheme on any day shall not, when added to the number of Shares which immediately prior to that day shall have been or remain to be issued pursuant to Subsisting Options or pursuant to options granted under any other and/or subsequent share option scheme adopted by the Company, exceed 525,500 Shares.

(b)	For the purpose of the limit in rule 7(a):

(i)	there shall be disregarded any Shares subject to an option which has lapsed, been renounced or otherwise become incapable of being exercised; and

(ii)	any Shares issued on the exercise of an option shall be taken into account once only (when the option is granted) and shall not fall out of account when the option is exercised.

8.	LIMITATION OF PARTICIPATION

(a)	No Option shall be capable of being granted under the Scheme after 30 June 2012.

(b)	Subject to the provisions of Rule 16, the Board may review from time to time in accordance with the terms of the Scheme the range and extent of participation in the Scheme in the light of changes in personnel, levels of remuneration, performance of non-participants and other factors which the Board considers relevant.

9.	PROCEDURE ON EXERCISE OF OPTION

(a)	An Option shall be exercised by notice in writing given by the Participant to the Company in the form set out in the Schedule hereto. The Participant shall notify the Company that he is exercising the Option in respect of all or part of the Shares for the time being comprised in the Option. Notice of exercise of Option shall be accompanied by the relevant Option Certificate and by payment of the Option Price for the Shares in respect of which the Option is exercised.

(b)	As soon as practicable after receipt by the Company of such notice, Option Certificate and payment, the Shares shall be issued by the Company to the Participant and such Shares shall rank in all respects pari passu with the Shares in issue on the date of allotment save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment. In the event of an Option being exercised in part only, the relevant Option Certificate shall be cancelled and a new Option Certificate setting forth the number of Shares in respect of which the Option has not been exercised shall be delivered by the Company to the Participant.

(c)	Shares acquired under this Scheme shall be allotted, certificates issued and names registered within 30 days of the Option being exercised.

(d)	If and to the extent that existing shareholders in the Company are subject to restrictions on the exercise of any rights attaching to their shares in the Company as embodied in any shareholders’ agreement and/or lock-up arrangement, the Board may require that an Option may not be exercised unless it is accompanied by a deed of adherence in a form acceptable to the Company and executed by the Participant whereby the Participant agrees to be bound by the terms of such shareholders’ agreement and/or lock-up arrangement.

(e)	Where, in relation to an Option granted under the Scheme, the Company or any member of the Group (as the case may be) is liable, or is in accordance with current practice believed by the Board to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Participant, the Option may not be exercised unless the Participant has beforehand paid to the Company or the member of the Group (as the case may be) an amount sufficient to discharge the liability. Alternatively, the Participant may, by agreement with the Company or the member of the Group (as the case may be) enter into some other arrangement to ensure that such amount is available to them or it (whether by authorising the sale of some or all of the Shares subject to his Option and the payment to the Company or the member of the Group (as the case may be) of the requisite amount out of the proceeds of sale or otherwise).

(f)	Subject to section 60 of the Companies Act, 1963 and at the absolute discretion of the Board, the Company may:-

(i)	make arrangements with the agreement of a Participant (who is or was a director or employee of the Group) for the simultaneous issue and sale of Shares arising from the exercise of an Option and in doing so may make arrangement for the settlement of any Option Price out of the proceeds of such sale; and/or

(ii)	make available loans to Participants in order to assist such Participants to subscribe for fully paid Shares on the exercise of an Option PROVIDED HOWEVER that such loans shall only be afforded to persons who are employees or former employees of the Company or any of its Subsidiary including any person who is or was a director holding salaried employment or office in the Company or any of its Subsidiaries.

10.	LAPSE OF OPTION

Subject to Rules 11, 12, 13 and 14 hereof an Option shall lapse to the extent that it has not been exercised by the earliest of:-

(a)	the seventh anniversary of its Grant Date;

(b)	the expiry of twelve months from the date of death of the Participant;

(c)	on cessation of employment in the circumstances set out in Rules 11(a)(i), 11(b) and (subject to the Board’s discretion) 11(c);

(d)	such earlier date as the Board may prescribe when giving an Eligible Employee an invitation to apply for an Option under the Scheme.

11.	CESSATION OF EMPLOYMENT OR THE PROVISION OF SERVICES TO THE GROUP

(a)    (i)     If a Participant ceases to hold office or employment or to provide services to the Group by virtue of which he is eligible to participate in the Scheme:

(A)	because he has with the agreement of the Board retired;

(B)	because the period under which he contracted to provide services to the Group has expired or has otherwise terminated with the agreement of the Board;

(C)	because of Health Reasons; or

(D)	by reason of redundancy within the meaning of Redundancy Payments Act, 1967 to 1991 then in such case any Option held by such Participant which has not Vested shall lapse and shall not be exercisable from the date of such cessation.

(b)	If a Participant ceases to hold the office or employment or to provide services to the Group by virtue of which he is eligible to participate in the Scheme because:-

(i)	he is declared a bankrupt or applies for protection against his creditors generally;

(ii)	he is guilty of fraud or serious misconduct or wilful neglect to carry out his duties under his contract of employment or contract for services or commits any serious or repeated breach (or any material breach continued after warning) of his contract of employment or contract for services;

(iii)	he is convicted of any indictable offence other than under road traffic legislation for the time being in force, for which a penalty of imprisonment is not enforced; or

(iv)	he is guilty of any conduct which brings or is likely to bring serious discredit upon any Participating Company then in such case an Option held by such Participant shall lapse and shall not be exercisable from the date of such cessation.

(c)	If a Participant ceases for any other reason (other than as outlined in Rule 11 (a), (b) or Rule 12) to hold the office or employment or to provide services to the Group by virtue of which he is eligible to participate in the Scheme then in such case an Option held by such a Participant shall lapse and shall not be exercisable from the date of such cessation unless the Board in its absolute discretion and specified in the Offer letter decides that such Option, or any portion thereof, shall, subject to the conditions applicable thereto, be exercisable on or after such termination provided however that no Option shall be exercisable or exercised later than the seventh anniversary of the Grant Date thereof;

(d)	In no circumstances shall a Participant ceasing to provide services to the Group or ceasing to hold such office or employment as aforesaid be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under the Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages, wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

12.	DEATH

(a)	If a Participant dies, his legal personal representatives may, subject to the conditions applicable thereto, exercise such part of his Option which has Vested by the date of the Participant’s death. On any partial exercise of such an Option the balance of the rights then remaining unexercised under such Option shall forthwith expire. No Option may be exercised later than twelve months after the date of death of a Participant and upon the expiration of such period the Option shall expire to the extent that it has not been exercised.

13.	TAKEOVER, RECONSTRUCTION, AMALGAMATION OR WINDING UP OF COMPANY

(a)	General offer for Company or its business

Notwithstanding rule 6(b) but subject to rule 13(b), if a person acquires substantially all of the Company’s business and undertaking or obtains Control of the Company as a result of making a general offer:

(i)	to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	to acquire all the shares in the Company of the same class as the Shares

(in either case, other than any shares already held by him or a person Acting In Concert with him), the Board may, in its absolute discretion, resolve that all Options may be exercised at any time during the period of six months beginning with the time when the person making the acquisition or offer has completed the acquisition or obtained Control of the Company and any condition subject to which the offer is made has been satisfied. Where the Board exercises its discretion under this rule, any Options which remain unexercised at the end of the six-month period shall cease to be exercisable and shall lapse immediately unless the Board determines that such Options shall continue to exist.

(b)	Compulsory acquisition of Company

Notwithstanding rule 6(b) but subject to rule 14, if a person becomes entitled or bound to acquire shares in the Company under section 204 of the Companies Act, 1963 the Board may, in its absolute discretion, resolve that all Options may be exercised at any time during the period beginning with the date the person serves a notice under section 204 and ending seven clear days before the date on which the person ceases to be entitled to serve such a notice (the “Section 204 Period”). Where the Board exercises its discretion under this rule, any Options which remain unexercised at the end of the Section 204 Period shall cease to be exercisable and shall lapse when the person ceases to be entitled to serve such a notice.

(c)	Reconstruction or amalgamation of Company

Notwithstanding rule 6(b) but subject to rule 14, if a person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 201 of the Companies Act, 1963:-

(i)	the Board may, in its absolute discretion, resolve that all Options (including, at the election of the Participant, an Option which has already become exercisable) may be exercised, conditionally on the compromise or arrangement becoming effective, at any time during the period beginning with the date of the meeting of the members of the Company ordered by the court and ending on the earlier of six months thereafter and seven clear days before the court sanctions the compromise or arrangement;

(ii)	if the compromise or arrangement becomes effective, any Options not so exercised by the earlier of the dates referred to in rule 13(c)(i) shall cease to be exercisable and shall lapse at the end of the six month period referred to in rule 13(c)(i);

(iii)	if the compromise or arrangement does not become effective, any conditional exercise of an Option shall be of no effect and the Option shall continue to exist;

(iv)	the date of exercise of all Options exercised conditionally under this rule 13(c) shall be deemed to be the date on which the court sanctions the compromise or arrangement; and

(v)	an Option which has already Vested may be exercised unconditionally during the period referred to in rule 13(c)(i) but such exercise shall be subject to rules 13(c)(ii) and 13(c)(iv) (with appropriate modifications).

(d)	Winding up of Company

Notwithstanding rule 6(b), if notice is given of a resolution for the voluntary winding-up of the Company:

(i)	the Board may, in its absolute discretion, resolve that all Options (including, at the election of the Participant, an Option which has already become exercisable) may be exercised, conditionally on the passing of the resolution, at any time during the period beginning with the date the notice is given and ending seven clear days before the resolution is passed or defeated or the general meeting is concluded or adjourned sine die;

(ii)	if the resolution is passed, any Options not so exercised shall lapse immediately;

(iii)	if the resolution is not passed, any conditional exercise of an Option shall be of no effect and the Option shall continue to exist;

(iv)	the date of exercise of all Options exercised conditionally under this rule 13(d) shall be deemed to be the date on which the resolution is passed; and

(v)	an Option which has already Vested may be exercised unconditionally during the period referred to in rule 13(d)(i) but such exercise shall be subject to rules 13(d)(ii) and 13(d)(iv)(with appropriate modifications).

(e)	Meaning of “obtains Control of the Company”

For the purpose of rule 13, a person shall be deemed to have obtained Control of the Company if he and others Acting In Concert with him have together obtained Control of it.

(f)	Notification of Participants

The Compensation Committee shall, as soon as reasonably practicable, notify each Participant of the occurrence of any of the events referred to in rule 13.

14.	EXCHANGE OF OPTIONS ON TAKEOVER, RECONSTRUCTION OR AMALGAMATION OF THE COMPANY

(a)	Exchange of Options

If the person referred to in rule 13(a),(b) or (c) (reading the reference in rule 13(c) to “proposes to obtain” as “obtains”) is a company (“Acquiring Company”), the Board may, at any time during the period set out in rule 14(b), by agreement with the Acquiring Company, require a Participant to release his Option in whole or in part in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:

(i)	the Acquiring Company; or

(ii)	a company which has Control of the Acquiring Company; or

(iii)	a company which either is, or has Control of, a company which is a member of a consortium within the meaning of paragraph 1(4), Schedule 12C, TCA 1997 which owns either the Acquiring Company or a company having Control of the Acquiring Company.

(b)	Period allowed for exchange of Options

The period referred to in rule 14(a) is:

(i)	where rule 13(a) applies, the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied;

(ii)	where the rule 13(b) applies, the period during which the Acquiring Company remains so entitled or bound; and

(iii)	where rule 13(c) applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

(c)	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this rule 14 as equivalent to the Option unless:

(i)	the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Scheme as it had effect immediately before the release of the Option; and

(ii)	the total Market Value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total Market Value, immediately after the grant of the New Option, of the New Shares PROVIDED HOWEVER no New Option shall be required to be granted over a fraction of a New Scheme Share; and

(iii)	the total amount payable by the Participant for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Participant for the acquisition of the Shares under the Option.

(d)	Date of grant of New Option

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

(e)	Application of Scheme to New Option

In the application of the Scheme to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively, save that in the definition of “Board” and “Compensation Committee” the reference to “Company” shall be read as if it were a reference to Acquiring Company.

15.	ADJUSTMENT

(a)	In the event of any issue of shares, by way of rights, capitalisation issue or any consolidation or subdivision or reduction of the capital of the Company, the number of shares subject to any Option and the Option Price for each of those Shares, shall be adjusted in such manner as the Auditors confirm to be fair and reasonable provided that:

(i)	the aggregate amount payable on the exercise of an Option in full is not increased;

(ii)	the Option Price for a Share is not reduced below its nominal value.

(b)	Notwithstanding rule 15(a)(ii), an adjustment may be made which would result in the Shares subject to an Option being issued at a price per Share lower than the nominal value of a Share if and to the extent that the board of directors of the Company is authorised to capitalise from the Company’s reserves a sum equal to the amount by which the aggregate nominal value of the Shares subject to the Options which are adjusted exceeds the aggregate adjusted Option Price under such Options. If such an adjustment is made, on the subsequent exercise of the Option, the board of directors of the Company shall capitalise such sum and apply the sum in paying up such excess.

16.	ALTERATIONS

(a)	Subject to Rules 16(b), the Company may at any time by resolution of the Board vary, amend or revoke any of the provisions of the Scheme in such manner as the Board may consider necessary.

(b)	An amendment may not adversely affect the rights of an existing Participant except where the amendment has been approved by the existing Participants in such manner as would be required by the Company’s articles of association (with appropriate changes) if the Shares subject to their Options had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares.

(c)	The Board shall, as soon as reasonably practicable, notify each Participant of any amendment to the rules of the Scheme under this rule 16.

17.	SHARE CAPITAL

The Company shall keep unissued sufficient Shares to enable it to discharge its obligations under the Scheme and shall take all steps as may be necessary (including the passing of any resolutions of the Company) to ensure that the Directors of the Company shall, at all material times, be generally and unconditionally authorised to allot Shares to Participants in accordance with the provisions of Section 20 of the Companies (Amendment) Act, 1983 or any statutory modification or re-enactment thereof and so that the provisions of Section 23 of the said Act (or any such modification or re-enactment thereof) shall not apply to any such allotment.

18.	ASSIGNMENT

An Option shall be personal to the Participant to whom it is granted and, subject to rule 12, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Option provided, however, that a Participant may, with the prior approval of the Board, assign, mortgage, pledge, grant an option over or otherwise dispose of an Option in favour of a stockbroker, bank or financial institution so that such Option may then be capable of being exercised by such stockbroker, bank or financial institution subject to such bank or financial institution complying with rule 9(d).

19.	TERMINATION

(a)	The Scheme may be terminated at any time by resolution of the Board and in any event shall expire no later than 30 June 2012.

(b)	As from any termination of the Scheme under paragraph (a) of this Rule the Company shall not grant any further Options but no such termination shall affect or modify any subsisting rights or obligations of the Participants in respect of any Options and notwithstanding such termination the Company shall continue to do and perform such acts in accordance with the provisions hereof as are necessary for or incidental to the administration and management of outstanding rights and obligations which arose under or by virtue of the Scheme.

20.	ADMINISTRATION AND DISPUTES

(a)	The Scheme shall in all respects be administered under the direction of the Board which may make such rules for the conduct of the Scheme consistent with the terms and conditions herein contained as it deems advisable.

(b)	The decision of the Board shall be final and binding in all matters relating to the administration of the Scheme, including but not limited to the resolution of any ambiguity in the rules of the Scheme.

(c)	A Participant shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under paragraph 20 of Schedule 12C to TCA 1997.

(d)	All disputes and differences arising out of this Scheme or otherwise in connection therewith may be referred by the Company to arbitration pursuant to the provisions of the Arbitration Acts, 1954 to 1998 and any Participant so affected shall submit to such arbitration.

21.	RELATIONSHIP OF SCHEME TO CONTRACT OF EMPLOYMENT

Notwithstanding any other provision of the Scheme:

(a)	the Scheme shall not form part of any contract of employment between the Company or any Subsidiary and a Participant;

(b)	unless expressly so provided in his contract of employment, a Participant has no right to be granted an Option;

(c)	the benefit to a Participant of participation in the Scheme (including, in particular but not by way of limitation, any Options held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable; and

(d)	if a Participant is to cease to be employed within the Group or ceases to provide services to the Group in any of the circumstances described in Rule 13 or 14 or as a consequence of the transfer of his employer’s undertaking, it shall be a pre-condition of any exercise of his Options or any payment which might be offered to him in connection with his Options that such Participant acknowledges that the Scheme will terminate immediately following such exercise or payment and there shall be no obligation for the Scheme to be replicated in any way by the new employer and he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Scheme (including, in particular but not by way of limitation, any Options held by him which lapse by reason of his ceasing to be employed within the Group) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

(e)	By accepting the grant of an Option and not renouncing it, a Participant is deemed to have agreed to the provisions of this rule 21.

22.	MISCELLANEOUS

(a)	Any notice, document or other communication given by, or on behalf of, the Company to any person in connection with the Scheme shall be deemed to have been duly given if delivered to him at his place of work, if he is employed within the Group, or sent through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

(b)	Any notice, document or other communication so sent to a Participant shall be deemed to have been duly given notwithstanding that such Participant is then deceased (and whether or not the Company has notice of his death) except where his personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which notices, documents and other communications are to be sent.

(c)	Any notice, document or other communication given to the Company in connection with the Scheme shall be delivered or sent by post to the company secretary of the Company at the Company’s registered office or such other address as may from time to time be notified to Participants but shall not in any event be duly given unless it is actually received at such address.

(d)	Where the giving of any notice or document by or to the Company in connection with the Scheme would otherwise render this Scheme or the Company subject to any securities laws which the Company in its absolute discretion considers onerous, the Board may resolve that the requirement to give such notice or document shall be dispensed with or communicated in some other form or manner.

(e)	These rules shall be governed by and construed in accordance with the laws of Ireland.

SCHEDULES

1.	Offer of Grant of Option

2.	Form of Letter of Acceptance

3.	Form of Option Certificate

4.	Form of Notice of Exercise of Option

[ON THE HEADED NOTEPAPER OF GLOBOFORCE LIMITED]

OFFER OF GRANT OF OPTION

[Date]

Employee Name

Address 1

Address 2

Re:	GLOBOFORCE Employee Share Option Scheme (the “Scheme”)

Dear             ,

I am pleased to inform you that the Board of the Company has nominated you as a person entitled to participate in the Scheme.

The Board hereby offers to grant you, upon and subject to the terms and conditions of the Scheme, Options to subscribe for             (or such lesser number) Ordinary Shares of EUR0.0001269738 each in the Company at a subscription price of €            per share. 25% of these options will vest on each anniversary of this grant.

A copy of the Scheme is attached.

If you wish to accept this offer, you must complete the Form of Acceptance on the enclosed duplicate of this letter and return the duplicate to me, (not later than             , 200    ), together with the sum of €1.00.

Upon receipt of the Form of Acceptance you will be issued with an Option Certificate.

CFO

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FORM OF ACCEPTANCE

To:	The Directors
GLOBOFORCE Ltd

I hereby accept, to the extent of             Shares, your offer of an Option upon and subject to the terms and conditions of the offer and the Scheme. I enclose herewith the sum of €1.00 in consideration of the Grant of Option.

Signed:

Dated:

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Certificate No.: [ ]	No. of Shares: [ ]

[GLOBOFORCE Ltd]

Option Certificate

(Not Transferable)

This is to certify that             of                     has been granted, pursuant to the provisions of Rule 4 of the Employee Share Option Scheme (the “Scheme”), an option to subscribe for         Ordinary Shares of EUR0.0001269738 each in the capital of Globoforce Ltd., at an Option Price of €            per share exercisable on the terms and subject to the conditions of the Scheme.

For and on behalf of

Globoforce Limited:-

Stephen Cromwell
CFO

Note:	(i)	The option is to be exercised as to part of the shares only, this certificate will be split in accordance with the terms of the Scheme.

	(ii)	Notice of exercise of option is attached.

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NOTICE OF EXERCISE OF OPTION

To:	The Directors
GLOBOFORCE Ltd

I hereby give notice of the exercise of the option to subscribe for [            ]1 Ordinary Shares of EUR0.0001269738 each in the capital of GLOBOFORCE Ltd granted to me under the Share Option Scheme and enclose the following:

(i)	Option Price of [2]

(ii)	Option Certificate

Signed:

Dated:

Full Name:

Address:

0085PL0085PLT.R3.2 GLOBOFORCE Share Optionmk

[1]	Insert the number of shares in respect of which the Option is exercised
[2]	Insert the subscription cost (multiply the number of shares by the Option Price as stated in the Option Certificate)

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